UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2011

EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

Suite 1660 – 1055 West Hastings Street, Vancouver, British Columbia V6E 2E9
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.568.4700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Effective September 29, 2011, the executive employment agreement dated January 1, 2008 between our company and Larry Kellison was terminated. The termination occurred upon our company receiving a written resignation by Larry Kellison in accordance with the terms of the executive employment agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 19, 2001, our company received a notice of resignation of Larry Kellison as chief operating officer of our company. Pursuant to the terms of an executive employment agreement, our company must receive 10 days notice of a resignation, therefore, the resignation became effective on September 29, 2011.

Effective September 30, 2011, John Martin resigned as a director of our company and effective October 5, 2011, Ralph Stensaker resigned as a director of our company.

Our board of directors consists solely of Donald A. Sharpe.

Item 8.01	Other Events

As previously disclosed, on October 2, 2009, the Company entered into a secured loan agreement to borrow the principal sum of up to $1,000,000 (the “Loan”) from a company owned and controlled by the President and director. The Loan is secured pursuant to a general security agreement over all of the Company’s assets. Funds drawn on the loan bear interest at 20% per annum, payable quarterly, commencing three months after receiving the funds. The undrawn amount of the Loan shall bear interest at the rate of 1% per month, payable quarterly commencing three months after the date of the Loan agreement. Repayment of the principal amount of the Loan and any accrued and unpaid amounts and interest was to be made on the earlier of October 5, 2010, subject to extension upon mutual agreement, and an Event of Default, as that term is defined in the Loan agreement.

The Company entered into various amendments to extend the due date to July 4, 2011 and thereafter on a month to month basis unless notice is given by either party at least one month in advance. Should additional extensions not be provided, and if the Company is not capable of repayment, the Loan’s security, consisting of all of the Company’s assets, may be used to repay the loan. As at October 5, 2011 $149,589 in accrued interest is owing on this loan.

On October 4, 2011 the loan was called by the lender Under Clause 5.1 of the October 2, 2009 agreement, this loan is now in default and therefore is due immediately. As per Clause 7(a) of the October 2, 2009 Security Agreement relating to this loan, Eden Energy Corp. is required to hold in trust and transfer to the lenderany funds received from the Security Interest until all principle and accrued interest has been paid.

Until the loan and accrued interest is paid in full the Company will have no income and will not be able to meet its financial needs. There is no assurance that the company will be able to continue as a going concern.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald A. Sharpe
Donald A. Sharpe
President

Date: October 5, 2011